Stifel 2021 Virtual Healthcare Conference Investor Presentation November 17, 2021 For Investor Audiences Only Exhibit 99.2

Forward-looking statements 2 This presentation contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “future,” “potential,” “continue” and other similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. For example, forward-looking statements include statements Immunovant makes regarding its business strategy, its plans to develop and commercialize its product candidates, the potential safety and efficacy of Immunovant’s current or future product candidates, including batoclimab for Myasthenia Gravis, Thyroid Eye Disease and Warm Autoimmune Hemolytic Anemia, its expectations regarding timing, the design and results of clinical trials of its product candidates, Immunovant’s plans and expected timing with respect to regulatory filings and approvals, the size and growth potential of the markets for Immunovant’s product candidates, and its ability to serve those markets. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the timing of the commencement of additional clinical trials and resumption of current trials; Immunovant’s scientific approach, clinical trial design, indication selection and general development progress; future clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this presentation; any product candidates that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of the ongoing COVID-19 pandemic on Immunovant’s clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of its sole product candidate, IMVT-1401 (“batoclimab”); Immunovant is at an early stage in development of batoclimab; and Immunovant will require additional capital to fund its operations and advance batoclimab through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 5, 2021. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For Investor Audiences Only

Rethinking possibilities in autoimmune disease 3 Love Trailblazing All Voices Bolder Faster Our vision: Normal lives for people with autoimmune diseases For Investor Audiences Only

4 Anti-FcRn Market: Potential therapeutic benefit across wide range of indications Fifteen indications announced by at least one anti-FcRn program ENDOCRINOLOGY Thyroid eye disease RHEUMATOLOGY Primary Sjögrens Syndrome Lupus Nephritis Systemic lupus erythematosus Rheumatoid arthritis DERMATOLOGY Bullous pemphigoid Pemphigus foliaceus/ Pemphigus vulgaris NEUROLOGY Myasthenia Gravis Chronic inflammatory demyelinating polyneuropathy Myositis Autoimmune encephalitis Myelin oligodendrocyte glycoprotein antibody disorders (MOG-antibody disorder) HEMATOLOGY Warm autoimmune hemolytic anemia Hemolytic disease of the fetus and newborn Idiopathic thrombocytopenic purpura Source: https://www.clinicaltrials.gov/ For Investor Audiences Only

5 In-depth Interviews Patient Advisory Council Digital Community Insights Broad approach to understanding patient insights for Myasthenia Gravis (MG) 5 Multi-pronged methodology Online Survey For Investor Audiences Only

People with MG recognize limitations of current therapies, which keep them from living their normal lives Historical standards of care have important limitations Episodic or cyclical treatment – especially steroids and IvIg Prolonged time to onset for other immunosuppressants Potential trade-offs to achieve therapeutic benefit Potential safety concerns Some invasive with burdensome route of administration As medications adjusted, anxiety about flares remain Desire confidence in ability to sustain an adequate response Fear of flare may limit patients’ outlook of the future 6 MG patient research feedback For Investor Audiences Only

7 Nearly 80% of people with MG (on treatment) reported moderate or major lifestyle modifications 7 Source: MG Patient Survey (n=50). Q: What is the extent of lifestyle modifications you make around your myasthenia gravis? Slight lifestyle modifications Major lifestyle modifications Moderate lifestyle modifications 38% None of the respondents stated that they make “no lifestyle modifications” around their MG 22% 40% MG patient survey feedback For Investor Audiences Only

8 Chronic Dosing: “I want to stay on my MG treatment, even when my symptoms are under control, so that I can maintain a response and avoid potential symptom flares” "It's easier to schedule life around something so consistent" 94% of MG patients surveyed preferred a chronic versus intermittent dosing approach MG patient survey feedback Source: Analysis – MG Patient Quantitative Survey (n=50) Intermittent Dosing: “I only want MG treatment intermittently when my symptoms flare” 94% 6% For Investor Audiences Only

Batoclimab’s (IMVT-1401) differentiated attributes provide a unique opportunity to address patients’ unmet needs 9 Subcutaneous route of administration: Designed and developed for simple subcutaneous injection to provide human-centric, give and go dosing experience Significant impact on quality of life Reliable treatment options Flexible treatment options People-centered delivery of treatment Flexible dosing potential: Deep, rapid IgG suppression in the short-term; adjustable IgG suppression in the long-term Batoclimabli For Investor Audiences Only